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                                                                   EXHIBIT 4


             Ridgeview logo, three partial ellipses around a circle



Common Stock                     RIDGEVIEW, INC.                 Common Stock

Number                                                                 Shares

Incorporated Under the Laws                            See Reverse for Certain
of the State of North Carolina                         Definitions

RIDGEVIEW, INC.

                                                        CUSIP 765905 10 4

THIS CERTIFIES THAT:

IS THE OWNER OF:

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $0.01 PER SHARE, OF

                                RIDGEVIEW, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Amended and Restated Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

/s/ J. Michael Gaither                                  /s/ Albert C. Gaither
SECRETARY                                               CHAIRMAN OF THE BOARD



                            SEAL OF RIDGEVIEW, INC.



Countersigned and Registered:

First Union National Bank of North Carolina
(Charlotte, North Carolina) Transfer Agent and Registrar

Authorized officer


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                                RIDGEVIEW, INC.



     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations

     TEN COM-- as tenants in common            UNIF TRANS. MIN ACT-- Custodian
     TEN ENT-- As tenants by the entireties    (Cust)                (Minor)

     JT TEN-- as joint tenants with      under Uniform Transfers to Minors Act
              right of survivorship and
              not as tenants in common                   (State)

    Additional abbreviations may also be used though not in the above list.

     For Value received                    hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

shares of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named corporation with full power of substitution.

Dated,                               X

                                     X

NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.